Exhibit 99.4

SHARE TRANSFER AGREEMENT

THIS AGREEMENT is made effective this 14th day of May 2025,

B E T W E E N:

BROOKFIELD CORPORATION, a corporation incorporated under the laws of Ontario

(the “Transferor”)

- and -

BROOKFIELD WEALTH SOLUTIONS LTD., an exempted company limited by shares incorporated under the laws of Bermuda

(the “Transferee”)

RECITALS:

A.	The Transferor is the direct or indirect legal and beneficial owner of:

(a)	1,193,021,145 Class A Limited Voting Shares of Brookfield Asset Management Ltd. (“BAM”), and

(b)	all of the issued and outstanding common shares in the capital of Canadian Intercontinental Equities Limited (“CIEL”).

B.	The Transferor wishes to transfer and the Transferee wishes to acquire on the Closing Date (as defined herein), and subject to satisfactory receipt of Regulatory Approvals (as defined herein) in accordance with Section 5.1,

(a)	a number of Class A Limited Voting Shares of BAM (the “BAM Transferred Shares”), and

(b)	all of the issued and outstanding common shares in the capital of CIEL (the “CIEL Transferred Shares” and, collectively with the BAM Transferred Shares, the “Transferred Shares”).

C.	The number of BAM Transferred Shares plus the number of Class A Limited Voting Shares of BAM (“BAM Shares”) owned by CIEL at the time of the transfer of the Transferred Shares will be 65,000,000;

D.	The number of BAM Shares transferred as BAM Transferred Shares and through the transfer of the CIEL Transferred Shares shall be determined by the Transferor;

E.	In consideration for the Transferred Shares, the Transferee will issue or deliver to the Transferor, newly issued class C non-voting shares (the “Class C Shares”) in the capital of the Transferee and/or debt payable by the Transferee or CIEL (“Debt Instruments”, and, collectively with the Class C Shares, the “Consideration Securities”).

F.	The Transferor and the Transferee agree that:

(a)	the fair market value of a Class A Limited Voting Share of BAM (a “BAM Share”) is US$51.1958 per BAM Share, based on the 5-day volume weighted average price of a BAM Share as of May 13, 2025 and net of a block share discount of 10% of the fair market value before such a discount;

(b)	the fair market value of the CIEL Transferred Shares will be determined based on the fair market value of a BAM Shares as per (a) above and less any liabilities of CIEL as at the time of the transfer of the Transferred Shares;

(c)	the fair market value of a Class C Share shall be calculated by the Transferee, using the most current available figures at such time for fair market value of the Transferee and fair market value per Class C Share and as set out in a resolution of the Transferee authorizing the entering into by the Transferee of this Agreement; and

(d)	any Debt Instruments will be valued at their principal amount (the valuations in paragraphs (a) to (d) of this recital being referred to as the “Agreed Valuations”).

G.	The Debt Instruments, if any, that are issued shall be on such terms and conditions as may be determined by management of the Transferee or CIEL, provided they have a value when issued equal to their principal amount;

H.	The number of Class C Shares and amount of Debt Instruments issued by the Transferee as Consideration Securities will be determined by the Transferee;

I.	The Transferor and Transferee intend to enter into a voting agreement on the Closing Date with respect to the BAM Transferred Shares and the BAM Shares owned by CIEL.

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.	Transfer

1.1	The Transferor agrees to transfer and the Transferee agrees to acquire all the Transferred Shares on the terms and conditions contained herein.

2.	Consideration

2.1	In consideration for the transfer, the Transferee will issue or deliver to the Transferor Consideration Securities having a fair market value (based on the Agreed Valuations) equal to the fair market value (based on the Agreed Valuations) of the Transferred Shares.

3.	Allocation of Consideration

3.1	The Consideration Securities having a fair market value (based on the Agreed Valuations) equal to the fair market value (based on the Agreed Valuations) of the BAM Transferred Shares will be allocated to the BAM Transferred Shares and Consideration Securities having a fair market value (based on the Agreed Valuations) equal to the fair market value (based on the Agreed Valuations) of the CIEL Transferred Shares will be allocated to the CIEL Transferred Shares.

4.	Closing

4.1	The transfer of the BAM Shares shall be completed (i) at 8:00am (Toronto time) on the business day immediately following the date upon which the Regulatory Approvals are received, including by expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (or waived in writing by the Transferee, if waivable) pursuant to Section 5.1; or (ii) at such other place, method, date or time as the Transferor and Transferee may agree in writing, and in any event, no later than July 31, 2025 (the “Closing Date”), at which time the following shall occur:

4.1.1            the Transferor shall execute and deliver to the Transferee all such documents, certificates and instruments and do all such other acts and things as the Transferee may consider necessary or desirable, acting reasonably, to effectively transfer and assign the Transferred Shares to the Transferee and to deliver possession thereof to the Transferee; and

4.1.2            the Transferee shall issue or deliver the Consideration Securities to the Transferor.

5.	Conditions

5.1	The obligation of the Transferee to consummate the acquisition of the Transferred Shares is conditional upon, unless otherwise waived in writing by the Transferee (if waivable), the receipt of any applicable Regulatory Approvals, including expiration or termination of the waiting period under the HSR Act, and from the Toronto Stock Exchange, in form and substance satisfactory to the Transferee, acting reasonably (the “Regulatory Approvals”), and which Regulatory Approvals shall be in full force and effect on the Closing Date.

5.2	If, on July 31, 2025, the Regulatory Approvals have not been received, including by expiration or termination of the waiting period under the HSR Act, and the Transferee has not waived in writing the condition in Section 5.1 that the Regulatory Approvals be obtained prior to consummating the acquisition of the Transferred Shares, neither the Transferee nor the Transferor shall be obligated to proceed with the transfer of the Transferred Shares, and Sections 1.1, 2.1 and 3.1 shall be of no further force or effect.

6.	Representations and Warranties of the Transferor

The Transferor represents and warrants to the Transferee as of the date hereof and as of the Closing Date that:

6.1	the Transferor is duly incorporated and validly existing under the laws of the Province of Ontario;

6.2	the Transferor has the corporate power and capacity to enter into, and to perform its obligations under, this Agreement;

6.3	the execution, delivery and performance of this Agreement and all agreements executed in connection therewith have been duly authorized by all necessary corporate action on the part of the Transferor;

6.4	this Agreement and all agreements executed in connection therewith are valid and binding obligations of the Transferor, enforceable in accordance with their terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies;

6.5	the Transferor as of the date hereof has and as of the Closing Date will have good and marketable title to the Transferred Shares and the full legal right, power and authority to transfer the Transferred Shares to the Transferee free and clear of all liens, charges, encumbrances and adverse claims;

6.6	there are no material liabilities or obligations of CIEL of any nature, whether accrued, contingent, absolute, or otherwise, other than liabilities and obligations that have been disclosed by the Transferor to the Transferee prior to the date of this Agreement;

6.7	the Transferor is, and on the Closing Date will be, an “accredited investor” as defined in National Instrument 45-106 – Prospectus Exemptions;

6.8	the Transferor is acquiring the Consideration Securities as principal for its own account, and not as nominee or agent and not for the benefit of any other person;

6.9	none of the entering into of this Agreement or the consummation of the transactions contemplated by this Agreement, the performance of the Transferor of any of its other obligations under this Agreement will contravene, breach or result in any default under the articles, by-laws, constating documents or other organizational documents of the Transferor or under any mortgage, lease, agreement, other legally binding instrument, licence, permit, statute, regulation, order, judgment, decree or law to which the Transferor is a party or may be bound; and

6.10	other than the Regulatory Approvals, no authorization of, consent or approval of, or filing with or notice to, any governmental agency, regulatory body, court or other third party is required in connection with the execution, delivery or performance of this Agreement by the Transferor or the consummation of the transactions contemplated by this Agreement.

7.	Representations and Warranties of the Transferee

The Transferee represents and warrants to the Transferor as of the date hereof and as of the Closing Date that:

7.1	the Transferee is duly incorporated and validly existing under the laws of Bermuda;

7.2	the Transferee has the corporate power and capacity to enter into, and to perform its obligations under, this Agreement;

7.3	the execution, delivery and performance of this Agreement and all agreements executed in connection therewith have been duly authorized by all necessary corporate action on the part of the Transferee;

7.4	this Agreement and all agreements executed in connection therewith are valid and binding obligations of the Transferee, enforceable in accordance with their terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies;

7.5	the Class C Shares will be validly issued to the Transferor as fully paid and nonassessable class C non-voting shares in the capital of the Transferee;

7.6	none of the entering into of this Agreement or the consummation of the transactions contemplated by this Agreement, the performance of the Transferee of any of its other obligations under this Agreement will contravene, breach or result in any default under the articles, bye-laws or other constitutional documents of the Transferee or under any mortgage, lease, agreement, other legally binding instrument, licence, permit, statute, regulation, order, judgment, decree or law to which the Transferee is a party or may be bound; and

7.7	other than the Regulatory Approvals, no authorization of, consent or approval of, or filing with or notice to, any governmental agency, regulatory body, court or other third party is required in connection with the execution, delivery or performance of this Agreement by the Transferee or the consummation of the transactions contemplated by this Agreement.

8.	Securities Law Matters

8.1	The Transferor acknowledges and agrees that:

8.1.1            the Class C Shares will be subject to resale restrictions under applicable securities legislation and policies and agrees that it shall not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of the Class C Shares except in compliance with or pursuant to an available exemption under applicable Canadian provincial and territorial securities legislation, and that the Transferor is responsible for compliance with all applicable resale restrictions or hold periods;

8.1.2            any certificates evidencing the Class C Shares may be endorsed with, or other confirmation of ownership may bear, legends setting out resale restrictions under applicable securities laws in substantially the following form:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE [FOUR MONTHS AND A DAY AFTER THE CLOSING DATE].”

8.2	The Transferor acknowledges, represents, warrants and agrees that offer and sale of the Class C Shares has not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”); the Class C Shares may not be offered, sold or delivered in the United States or to, or for the account or benefit of, any U.S. person, unless registered under the U.S. Securities Act or an exemption from the registration requirements thereof is available; the Transferor was not offered the Class C Shares in the United States, the Transferor is a non-U.S. person, the sale and purchase of the Class C Shares, including the execution of this Agreement was, or is being, or will be, as the case may be, executed, outside of the United States, and the sale and purchase of the Class C Shares is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act.

8.3	The Transferee acknowledges, represents, warrants and agrees that offer and sale of the Transferred Shares has not been and will not be registered under the U.S. Securities Act; the Transferred Shares may not be offered, sold or delivered in the United States or to, or for the account or benefit of, any U.S. person, unless registered under the U.S. Securities Act or an exemption from the registration requirements thereof is available; the Transferee was not offered the Transferred Shares in the United States, the Transferee is a non-U.S. person, the sale and purchase of the Transferred Shares, including the execution of this Agreement was, or is being, or will be, as the case may be, executed, outside of the United States, and the sale and purchase of the Transferred Shares is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act.

8.4	For purposes of Section 8.2 and 8.3, “United States” and “non-U.S. person” have the meanings ascribed thereto in Regulation S under such Act.

9.	Indemnity

9.1	The Transferor shall indemnify and save the Transferee harmless for and from any loss, damages or deficiencies suffered by the Transferee as a result of any breach of any representation or warranty on the part of the Transferor contained in this Agreement or in any certificate or document delivered pursuant to or contemplated by this Agreement, including all claims, demands, costs and expenses, including legal fees, in respect of the foregoing.

9.2	The Transferee shall indemnify and save the Transferor harmless for and from any loss, damages or deficiencies suffered by the Transferor as a result of any breach of any representation or warranty on the part of the Transferee contained in this Agreement or in any certificate or document delivered pursuant to or contemplated by this Agreement, including all claims, demands, costs and expenses, including legal fees, in respect of the foregoing.

9.3	The aggregate maximum liability of the Transferor or the Transferee under its representations, warranties and indemnities under this Agreement will be limited, without duplication, to the fair market value (based on the Agreed Valuation) of the Consideration Securities.

10.	Further Assurances

Each of the parties hereto shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and shall use its best efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

11.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

BROOKFIELD WEALTH SOLUTIONS LTD.

By:	/s/ Seamus MacLoughlin
	Name:	Seamus MacLoughlin
	Title:	Secretary

BROOKFIELD CORPORATION

By:	/s/ Swati Mandava
	Name:	Swati Mandava
	Title:	Managing Director, Legal and Regulatory

[Signature Page – BN-BWS PSA re transfer of BAM Shares]